                                                                      EXHIBIT 11

                         MATTEL, INC. AND SUBSIDIARIES

      COMPUTATION OF INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
                    (In thousands, except per share amounts)

                                        For The Year Ended(a)(b)
                              -------------------------------------------------
                              Dec. 31,  Dec. 31,  Dec. 31,   Dec. 31,  Dec. 31,
                                1999      1998      1997       1996      1995
                              --------  --------  ---------  --------  --------
BASIC
Income (loss) before
 extraordinary item.........  $(82,373) $206,053  $(178,111) $ 21,962  $308,997
 Deduct: Dividends on
  convertible preferred
  stock.....................    (3,980)   (7,960)   (10,505)   (7,391)   (3,200)
   Dividends on convertible
    preference stock........       --        --         --        --     (3,342)
                              --------  --------  ---------  --------  --------
Income (loss) before
 extraordinary item for
 computation of income per
 share......................   (86,353)  198,093   (188,616)   14,571   302,455
Extraordinary item..........       --        --      (4,610)      --        --
                              --------  --------  ---------  --------  --------
Net income (loss) applicable
 to common shares...........  $(86,353) $198,093  $(193,226) $ 14,571  $302,455
                              ========  ========  =========  ========  ========
Applicable Shares for
 Computation of Income
 (Loss) per Share:
 Weighted average common
  shares outstanding........   414,186   390,210    369,870   359,209   342,363
                              ========  ========  =========  ========  ========
Basic Income (Loss) Per
 Common Share:
 Net income (loss) per
  common share before
  extraordinary item........  $  (0.21) $   0.51  $   (0.51) $   0.04  $   0.88
 Extraordinary item.........       --        --       (0.01)      --        --
                              --------  --------  ---------  --------  --------
 Net income (loss) per
  common share..............  $  (0.21) $   0.51  $   (0.52) $   0.04  $   0.88
                              ========  ========  =========  ========  ========

--------
(a) Consolidated financial information for all periods presented has been restated retroactively for the effects of the May 1999 merger with The Learning Company, Inc. ("Learning Company"), accounted for as a pooling of interests. Consolidated financial information for 1995-1997 has been restated retroactively for the effects of the March 1997 merger with Tyco Toys, Inc. ("Tyco"), accounted for as a pooling of interests.
(b) Per share data reflect the retroactive effect of stock splits distributed to stockholders in March 1996 and January 1995, and the mergers with Learning Company and Tyco in 1999 and 1997, respectively.

                         MATTEL, INC. AND SUBSIDIARIES

      COMPUTATION OF INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE
                    (In thousands, except per share amounts)

                                        For The Year Ended(a)(b)
                              -------------------------------------------------
                              Dec. 31,  Dec. 31,  Dec. 31,   Dec. 31,  Dec. 31,
                                1999      1998      1997       1996      1995
                              --------  --------  ---------  --------  --------
DILUTED
Income (loss) before
 extraordinary item.........  $(82,373) $206,053  $(178,111) $ 21,962  $308,997
Deduct:
 Dividends on convertible
  preferred stock...........    (3,980)   (7,960)   (10,505)   (7,391)   (3,200)
 Impact of required ESOP
  dividends or contributions
  upon conversion...........       --        --         --        --     (3,342)
                              --------  --------  ---------  --------  --------
Income (loss) before
 extraordinary item for
 computation of income per
 share......................   (86,353)  198,093   (188,616)   14,571   302,455
Extraordinary item..........       --        --      (4,610)      --        --
                              --------  --------  ---------  --------  --------
Net income (loss) applicable
 to common shares...........  $(86,353) $198,093  $(193,226) $ 14,571  $302,455
                              ========  ========  =========  ========  ========
Applicable Shares for
 Computation of Income
 (Loss) Per Share:
 Weighted average common
  shares outstanding........   414,186   390,210    369,870   359,209   342,363
 Weighted average common
  equivalent shares arising
  from:
 Dilutive stock options.....       --      8,501        --      7,292     5,924
 Assumed conversion of
  convertible preferred
  stock.....................       --     18,000        --        --        --
 Assumed conversion of
  notes.....................       --        --         --         64       --
 Stock subscription and
  other warrants............       --      4,812        --      1,029     1,046
 Nonvested stock............       --        184        --        603       507
                              --------  --------  ---------  --------  --------
 Weighted average number of
  common and common
  equivalent shares.........   414,186   421,707    369,870   368,197   349,840
                              ========  ========  =========  ========  ========
Diluted Income (Loss) Per
 Common Share:
 Net income (loss) per
  common share before
  extraordinary item........  $  (0.21) $   0.47  $   (0.51) $   0.04  $   0.86
 Extraordinary item.........       --        --       (0.01)      --        --
                              --------  --------  ---------  --------  --------
 Net income (loss) per
  common share..............  $  (0.21) $   0.47  $   (0.52) $   0.04  $   0.86
                              ========  ========  =========  ========  ========

--------
(a) Consolidated financial information for all periods presented has been restated retroactively for the effects of the May 1999 merger with Learning Company, accounted for as a pooling of interests.
    Consolidated financial information for 1995-1997 has been restated retroactively for the effects of the March 1997 merger with Tyco, accounted for as a pooling of interests.
(b) Per share data reflect the retroactive effect of stock splits distributed to stockholders in March 1996 and January 1995, and the mergers with Learning Company and Tyco in 1999 and 1997, respectively.